Exhibit 99.1

Tapestry Takes Action to Drive Positive Change for People, Planet and Community

  Establishes $50 Million Tapestry Foundation to Advance Equity and Opportunity and to Combat Climate Change
  Launches Bold ESG Commitments to Accelerate Corporate Responsibility Goals
  Amplifies People-Centered Focus Through Compensation Initiatives; Commits to Minimum $15 an Hour Wage for U.S. Hourly Employees

NEW YORK--(BUSINESS WIRE)--July 28, 2021--Tapestry, Inc. (NYSE: TPR), a leading New York-based house of modern luxury accessories and lifestyle brands, today announced actions to drive its people-centered, purpose-led strategy. First, the Company has formed a new Tapestry Foundation to advance access and equity initiatives and to combat climate change. In addition, Tapestry is taking further action to accelerate and amplify its Our Social Fabric corporate responsibility agenda to effect positive change. Tapestry is also committing to a $15 U.S. minimum wage for hourly employees and a special appreciation bonus to its global store employees.

Joanne Crevoiserat, Chief Executive Officer of Tapestry, Inc., said, “At Tapestry, we are committed to leading with purpose to stretch what’s possible both within our organization and the world at large. The initiatives we are announcing today, including the formation of the Tapestry Foundation, the expansion of our Corporate Responsibility goals and our incremental investment in our talent, represent an important step forward on this journey. Further, our resolve to making the world more inclusive, sustainable and safe has never been stronger. By taking actions that bring our purpose and values to life, we are embracing our responsibility as a global fashion company to affect positive change for our industry and our stakeholders.”

The Tapestry Foundation

The Tapestry Foundation is dedicated to advancing equity, opportunity, and dignity for all. The Foundation is committed to stretching what's possible by supporting social and environmental programs focused on access and opportunity, while nurturing the vibrancy of our global communities.

Tapestry, Inc. has made an initial contribution of $25 million to the foundation. In addition, the Coach Foundation will grant $25 million of its corpus for the endowment of the Tapestry Foundation, which will also enable the Tapestry Foundation to take responsibility for certain ongoing Company-wide programs previously covered by the Coach Foundation and other grants in line with its mission. The Tapestry Foundation will be overseen by a board of directors comprised of members of the Company’s senior management and Anne Gates, who also serves as an independent director of Tapestry, Inc.

“I’m pleased to join the Tapestry Foundation and drive our mission to advance access and opportunity,” said Ms. Gates, “In order to effect real and lasting change, we will address some of the complex challenges our global communities are facing, notably equity, inclusion and the climate crisis.”

Bold ESG Commitments

In addition to the newly formed Foundation, Tapestry is also proud to announce four bold commitments that accelerate and amplify the Company’s existing Our Social Fabric corporate responsibility work and 2025 ESG goals.

  Beginning in FY 2022, on a global level, 10% of leadership’s annual incentive compensation will be tied to Equity, Inclusion and Diversity goals. This will further incentivize leaders to create a diverse and inclusive culture and hold them accountable for supporting inclusive behaviors.

  Tapestry is giving all global employees – whether corporate, retail or in the Company’s fulfillment centers – one paid volunteer day per year, reinforcing its ambition to support their communities and surpass its goal of 100,000 volunteer service hours by 2025. Tapestry organizes year-round volunteering opportunities and employees are encouraged to volunteer for causes they care about. In fact, in FY21 alone, employees volunteered over 31,000 hours, bringing the cumulative total to over 42,000 hours since establishing the goal in 2019.

  The Company is doubling the reach of its 2025 goal to give workers in factories across its supply chain access to empowerment programs, increasing its aspiration to reach 100,000 people.

  Tapestry is strengthening its dedication to environmental efforts to combat climate change by committing to procure 100% renewable electricity in the Company’s stores, offices, and fulfillment centers by 2025.

Employee Compensation

Tapestry is a purpose-led organization that is committed to its people. Early in the pandemic, the Company made the decision to invest in its people, including through continued payments to retail employees while stores were closed for several months. Although COVID continues to impact parts of the world, in recognition of their effort and dedication during a particularly challenging year, Tapestry will award global store associates and store managers who do not otherwise participate in the Company’s annual incentive plans a one-time appreciation bonus of $500 and $1,000, respectively. Currently employed global store employees who were employed as of March 31, 2021 will be eligible to receive the bonus.

In addition to the appreciation bonus, beginning September 5, 2021, all U.S. Tapestry employees will earn a wage of at least $15 per hour. Tapestry’s people are the face of its brands to the customer and they play a vital role in the Company’s success. This action is an important investment in building great teams and it reinforces Tapestry’s ongoing commitment to unlock the power of its people.

Next Scheduled Announcement

The Company expects to report fiscal 2021 fourth quarter and full year results on Thursday, August 19, 2021. To receive notification of future announcements, please register at www.tapestry.com/investors ("Subscribe to E-Mail Alerts").

The actions outlined in today’s announcements are not expected to impact the achievement of the Company’s outlook for FY21, nor materially impact the Company’s FY22 results.

Note to Editors:

For more information about Tapestry’s Our Social Fabric corporate responsibility framework and 2025 ESG goals, please visit the 2020 Report here.

About Tapestry, Inc.

Our global house of brands unites the magic of Coach, kate spade new york and Stuart Weitzman. Each of our brands are unique and independent, while sharing a commitment to innovation and authenticity defined by distinctive products and differentiated customer experiences across channels and geographies. We use our collective strengths to move our customers and empower our communities, to make the fashion industry more sustainable, and to build a company that’s equitable, inclusive, and diverse. Individually, our brands are iconic. Together, we can stretch what’s possible. To learn more about Tapestry, please visit www.tapestry.com. The Company’s common stock is traded on the New York Stock Exchange under the symbol TPR.

This information to be made available in this press release may contain forward-looking statements based on management's current expectations. Forward-looking statements include, but are not limited to, the statements regarding the company’s Our Social Fabric initiatives, goals and bold commitments, and statements that can be identified by the use of forward-looking terminology such as "may," "will," “can,” "should," "expect," "intend," "estimate," “ensure,” "continue," "project," "guidance," "forecast," “outlook,” "anticipate," “leveraging,” “sharpening,” transforming,” “creating,” accelerating,” “enhancing,” leaning into,” “innovation,” “drive,” “targeting,” “assume,” “plan,” “progress,” “optimistic,” “confident,” “future,” “uncertain backdrop,” “emerge,” “on track,” “well positioned to,” “look forward to,” “looking ahead,” “to acquire,” “achieve,” “strategic,” “steady recovery,” “growth,” “view,” “resolve,” “embrace,” “stretching what’s possible,” or comparable terms. Future results may differ materially from management's current expectations, based upon a number of important factors, including risks and uncertainties such as the impact of the Covid-19 pandemic, the ability to control costs and successfully execute our growth strategies, expected economic trends, the ability to anticipate consumer preferences, risks associated with operating in international markets and our global sourcing activities, our ability to achieve intended benefits, cost savings and synergies from acquisitions, the risk of cybersecurity threats and privacy or data security breaches, the impact of pending and potential future legal proceedings, and the impact of legislation, etc. Please refer to the Company’s latest Annual Report on Form 10-K, quarterly report on 10-Q and its other filings with the Securities and Exchange Commission for a complete list of risks and important factors. The Company assumes no obligation to revise or update any such forward-looking statements for any reason, except as required by law.

Contacts

Tapestry, Inc.
Analysts & Media:

Andrea Shaw Resnick
Chief Communications Officer
212/629-2618
aresnick@tapestry.com

Christina Colone
Global Head of Investor Relations
212/946-7252
ccolone@tapestry.com